Exhibit 4.4



                       PLYMOUTH RUBBER COMPANY, INC.



                 1995 EMPLOYEE INCENTIVE STOCK OPTION PLAN




     1. PURPOSE. In order to retain the services of various officers and key employees, induce desirable personnel to become officers and employees of PLYMOUTH RUBBER COMPANY, INC., a Massachusetts corporation (the "Company") and of any parent or subsidiary thereof, motivate officers and employees to outstanding performance, reward officers and employees for outstanding service to the Company and encourage stock ownership in the Company by those officers and key personnel who will be responsible for its growth and success, the board of directors of the Company (the "Board of Directors") may from time to time hereafter grant options to purchase Class B common stock, $1.00 par value of the Company (the "Common Stock") to any officer or other employee who meets the eligibility requirements of Section 4 hereof. The terms "parent" or "subsidiary" as used in this instrument shall mean a parent corporation or a subsidiary corporation as each of said terms is defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code").


     2. ADMINISTRATION. The plan adopted hereunder (the "Plan") shall be controlled and administered by the Board of Directors, and the Board of Directors shall have, subject to, and within the limits of, the express provisions of the Plan, the following powers:

          (a) To determine from time to time who, of the eligible persons, shall be granted options under the Plan, the time or times when and the number of shares for which, an option or options shall be granted to such eligible personnel and the exercise price thereof; provided, however, that the selection of officers and directors to whom options may be granted and all decisions as to the timing, pricing and amount of a grant or grants to an officer or director shall be made solely by a committee of two or more directors of the Company each of whom is a disinterested person, as defined in Rule 16b-3(c)(2)(i) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act").



     (b) To construe and interpret the Plan and options granted thereunder; to establish, amend and revoke rules and regulations for its administration; and to make all other determinations necessary or advisable for the administration of the Plan. The Board of Directors, in the exercise of this power, may correct any defect, or supply any omission, or reconcile any inconsistency in the Plan, or in any option agreement issued pursuant to the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective and to carry out the provisions of the Plan in a manner consistent with its expressed purposes and intentions. All determinations, interpretations and decisions made by the Board of Directors shall be binding and conclusive on all participants hereunder.

          (c) Subject to the provisions of Section 2(a) and except as otherwise further provided herein, to prescribe the terms, conditions and provisions of each option granted hereunder, which terms, conditions and provisions need not be identical with respect to each grantee.

          (d) To delegate from time to time, to an option committee or such other committee or committees as the Board of Directors may designate, consisting of not less than two
     (2) members of the Board of Directors, all or any portion of the powers and duties of the Board of Directors with respect to the administration of this Plan, or all or any portion of any other powers or duties of the Board of Directors under this Plan, the terms, conditions and provisions of any such delegation to be as the full Board of Directors shall determine in any instance or from time to time. The power of delegation herein provided shall, without limiting the generality of the foregoing, include the power to grant options hereunder and to determine the number of such options to be granted, the exercise price thereof (subject to the provisions of Section 5 hereof) and, subject to the provisions of Section 2(a) hereof, the persons to whom the same shall be granted.

          (e) Generally, to exercise such powers and to perform such actions as are deemed necessary or expedient in connection with the operation of this Plan and as the Board of Directors deems to be in the best interest of the Company.

          (f) Solely and finally to determine all questions of policy and expediency that may arise in the administration of the Plan.


     3.   SHARES SUBJECT TO THE PLAN.  Subject to the provisions of
Section 9 hereof, the stock which may be sold by the Company pursuant to options granted hereunder shall not exceed in the aggregate of One Hundred Fifty Thousand (150,000) shares of the authorized Common Stock, and may be authorized but unissued shares or reacquired shares held in the Company's treasury or shares purchased on the market for the purpose of issuance under the Plan.




If any option granted hereunder shall for any reason terminate or expire without having been exercised in full, the shares not purchased under such option shall be available again for the purpose of this Plan.


     4. ELIGIBILITY. Options may be granted hereunder only to officers and other key employees of the Company and any parent or subsidiary thereof. A director of the Company or of any parent or subsidiary of the Company shall be eligible only if he or she is otherwise eligible as an officer or a key employee. Key employees shall consist of executive and managerial personnel, department heads, assistant department heads, research and product development personnel and managerial sales personnel.


     5. TERMS, CONDITIONS AND PROVISIONS OF OPTIONS. Except as otherwise provided herein, each option issued hereunder shall be in such form and shall contain such provisions as the Board of Directors, or the option or other committee to which such power may have been delegated by the Board of Directors, shall deem appropriate. The form, terms and conditions of such options need not be identical with respect to each grantee, but all Incentive Stock Options, as defined below, shall be on the following terms and conditions, except as otherwise provided, and shall, where required or appropriate to cause options granted hereunder to qualify as "incentive stock options" under Section 422 of the Code ("Incentive Stock Option or Options"), include the substance thereof:

          (a) All Incentive Stock Options granted pursuant to this Plan shall provide for purchase of Common Stock at a price which shall be at least equal to the fair market value thereof as of the date on which the grant is made. The fair market value at any given time shall be determined in accordance with applicable United States Treasury Department Regulations. Options may provide that shares of the Common Stock purchased upon any exercise of an option may be paid for either (i) in cash, or (ii) by the surrender of other shares of Common Stock then owned by the grantee, or by the surrender of shares of Class A common stock, $1.00 par value, of the Company then owned by the grantee, taken at a value equal to the closing price of such stock on the last previous trading day of such stock as reported in the American Stock Exchange for that day, or (iii) partly in cash and partly in other common stock of the Company as aforesaid.

          (b) Options granted hereunder may be designed to qualify as Incentive Stock Options or as non-incentive options, as the Board of Directors, or an authorized committee, may determine in connection with each grant. An option designated as not to be deemed an Incentive Stock Option shall not be construed as an Incentive Stock Option, notwithstanding that its terms and provisions may qualify it as such. Subject to the provisions of Section 2(a), options shall be exercisable at such time or times and shall expire at such time or times as the Board of Directors, or an authorized committee, may designate at the time of grant. An option designed as an Incentive Stock Option shall in no event be exercisable after the expiration of ten (10) years from the date on which such option is granted.

          (c) For the sole purpose of complying with the provisions of the Securities Act of 1933, as amended (the "Act") and/or other applicable laws relating to issuance or sale of securities, all options granted hereunder shall be granted on the condition that such option and the underlying shares are acquired by the grantee for his or her private investment only and not for resale or other distribution to the public in any manner involving a public offering within the meaning of the Act; provided, however, that this condition may be eliminated (i) if at any time the Company registers the Plan and the options, and/or the underlying shares, granted hereunder with the Commission under the Act or any other applicable securities laws, or (ii) if the Company, upon advice of its counsel, deems that this condition is not required for the valid and lawful issuance of such option and the underlying shares. Cessation of any exemption pursuant to which the Company may issue shares underlying options granted hereunder without registration under the Act or the inability of the Company to obtain and/or maintain an effective registration or to obtain and maintain in effect the authority to issue shares upon the exercise of options granted hereunder pursuant to an available exemption under the Act shall relieve the Company from any liability for failure to issue to the holder of an option granted hereunder the stock required to satisfy an exercise of such option until such time as the required registration is effective or re-effective or the required exemption from registration or other authority for such issuance becomes available and is obtained.

          (d) The Company shall at all times keep available for issuance hereunder the number of shares of the Common
     Stock required to satisfy all options granted and outstanding under the Plan.

          (e) No option granted hereunder shall be transferable by the grantee except (i) by his or her last will and testament,
     (ii) by the laws of descent and distribution, or (iii) pursuant to a qualified domestic relations order under Section 401 (a)(12)(B) of the Code or Title I of the Employment Retirement Income Security Act, and the rules thereunder. During the lifetime of the grantee the option shall be exercisable by him or her alone.





     (f) Any option granted hereunder shall terminate and become null and void and of no further force and effect at such time as the grantee ceases to be employed by the Company or by any parent or subsidiary thereof; provided, however, that:

                 (i) if the grantee's employment ceases by reason of his or her discharge by the Company or any parent or subsidiary thereof, other than for dishonesty, or by reason of his or her voluntary resignation approved by the Board of Directors, he or she may at any time within three (3) months after termination of employment exercise the option but only to the extent that it was exercisable on the date of termination of employment and then only to the extent that the portion or portions of the option so exercised have not expired at the time of exercise; and

                (ii) if the grantee's employment ceases by reason of his or her disability, within the meaning of that term as defined in Section 22(e)(3) of the Code, he or she may at any time within one (1) year afterthe date of termination of employment exercise the option, but only to the extent that it was exercisable on the date of termination of employment, and then only to the extent that the portion or portions of the option so exercised have not expired at the time of exercise; and

               (iii) if the grantee's employment ceases by reason of his or her death while in the employ of the Company or any parent or subsidiary thereof, or if he or she dies within three (3) months after his or her discharge by the Company or any parent or subsidiary thereof, other than for dishonesty, or if he or she dies within three (3) months after his or her voluntary resignation approved by the Board of Directors, or if he or she dies within one (1) year of the date of termination of his or her employment by reason of disability, within the meaning of that term as defined in
          Section 22(e)(3) of the Code, the option may be exercised at any time within six (6) months following his or her death, such exercise to be effected only by his or her estate or by the person or persons to whom his or her rights under the option may pass by his or her last will and testament or by the laws of descent and distribution, but only to the extent that the option was exercisable on the date of cessation of employment, and then only to the extent that the portion or portions of the option so exercised have not expired at the time of exercise; and



                (iv)nothing contained in this Plan or in any option granted hereunder shall be construed to confer upon any employee or option holder any right with respect to the continuation of the grantee's employment with the Company or any parent or subsidiary thereof, or to interfere in any way with the right of the Company or other employer of an option holder at any time to terminate such employment.

          (g) Neither a person to whom an option is granted hereunder nor his or her legal representative, heir, legatee or distributee shall be deemed to be the holder of or to have any of the rights of a holder with respect to, any shares subject to such option unless and until the grantee has exercised such option and has received a certificate or certificates for the shares issuable upon such exercise.


     6.   LIMITATION ON GRANTS.

          (a) No Incentive Stock Option may be granted to an employee hereunder if at the time of the grant such employee directly or indirectly owns stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless the exercise price thereof is at least one hundred ten percent (110%) of the fair market value of the Common Stock at the time of the grant and neither such option nor any portion thereof is exercisable after the expiration of five (5) years from the date such option is granted.

          (b) All Incentive Stock Options granted hereunder shall provide that such option or any installment thereof shall not be exercisable in any calendar year to an extent which would cause such exercise to exceed the limitation set forth in Section 422(d) of the Code and the regulations promulgated thereunder on the aggregate fair market value of stock for which Incentive Stock Options are exercisable by the grantee for the first time in any calendar year.


     7. USE OF PROCEEDS. The proceeds from the sale of the Common Stock pursuant to the exercise of options granted under the Plan shall constitute general funds of the Company to be used for its general business purposes.


     8. TIME OF GRANTING OPTIONS. Unless otherwise designated in the granting vote, each option granted and issued hereunder shall be deemed to have been granted on the date on which the Board of Directors, or the option or other committee authorized to grant same, as the case may be, votes to grant such option, and each such option shall be dated as of such date.




     9.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

          (a) In case of any subdivision, combination, reclassification or other change of outstanding shares of the Common Stock issuable upon the exercise of any option granted hereunder (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case the Company declares or pays in respect of such outstanding Common Stock any dividend payable in any kind of shares of stock of the Company, or in case of any reorganization, consolidation or merger of the Company with another corporation (other than a consolidation with a subsidiary in which consolidation the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of the Common Stock issuable upon the exercise of the option) wherein the Company is the surviving corporation, then the number and kind of shares for the purchase of which options may be granted under the Plan, including the maximum number that may be granted, shall be correspondingly and proportionately adjusted. In addition, if any of the above-described events shall occur while any option granted hereunder is outstanding, the number and kind of shares, and the price per share, issuable upon exercise of such outstanding options shall be appropriately and proportionately adjusted, so that, upon exercise of the option, the option holder shall be entitled to receive for the same aggregate purchase price the same total number and kind of shares as he or she would have owned had he or she exercised his or her option prior to the occurrence of such event and had continued to hold the shares so purchased until after they had been affected by such event.

          (b)  In case of any consolidation, merger or
reorganization of the Company with another corporation wherein the Company is not the surviving corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in case of any liquidation and dissolution of the Company, the Company shall give notice thereof to holders of outstanding options hereunder at least ten (10) days prior to the effective date of such consolidation, merger, reorganization, sale, conveyance, liquidation or dissolution. After the Company gives the notice, any time limitation contained in such outstanding options with respect to the time when they become exercisable, other than the limitation imposed and required by Section 6(b) hereof (which limitation, however, may be waived by the grantee), shall be inapplicable and such options shall, subject to the limitation imposed and required by Section 6(b) hereof (unless waived by the grantee), be exercisable by the holders with respect to any unexercised portions thereof from the time of such notice until the close of business on the third business day preceding the date such transaction is to be effective, so as to permit any such holder, if he or she so desires, to participate as a stockholder in such transaction; provided, however, that the right to exercise any such outstanding option or the portion thereof sought to be exercised has not otherwise expired pursuant to the provisions of such option.




          (c) Adjustments pursuant to the foregoing provisions hereof shall be determined by the Board of Directors, whose determination as to what adjustments shall be made, and the extent thereof shall be final, binding and conclusive on all participants hereunder. Any fractional shares or units of securities resulting from any adjustment shall be rounded out to the nearest whole share or unit, with a fraction of one-half (1/2) being rounded out to the next highest whole number. All adjustments hereunder or in any option outstanding hereunder shall be made in such manner as not to constitute a "modification" within the meaning of said term as defined in Section 424 of the Code.


    10. AMENDMENT. The Board of Directors at any time and from time to time may amend the Plan, provided, however, that (except as provided in Section 9 hereof) no amendment shall be made except upon approval of a majority of the stockholders voting at any meeting called for such purpose and at which a quorum is present and voting which shall (i) change the class of Common Stock subject to the Plan, (ii) increase the number of shares reserved for options under the Plan, (iii) reduce the option exercise price below the prices provided for in Section 5(a) hereof, (iv) change in substance the provisions of Section 4 hereof, or (v) materially increase the benefits which accrue to eligible participants in the Plan. Any rights and obligations under an option granted prior to any amendment of the Plan shall not be altered or impaired by the amendment except with the consent of the grantee of such option or of the estate or other legal representative of such grantee if the grantee is then deceased and such option is still exercisable.


    11. EFFECTIVE DATE AND TERMINATION. This Plan shall become effective as of February 1, 1995, subject, however, to the approval of the holders of a majority of the outstanding Common Stock entitled to vote on the matter obtained in the manner required pursuant to the provisions of Rule 16b-3(b) promulgated by the Commission under the Exchange Act. Any options granted hereunder prior to such stockholder approval shall be granted subject to the procurement of such approval and shall be exercisable only after such approval is obtained. If such approval is not obtained within twelve (12) months from the date of adoption hereof, as set forth above, the Plan and any options theretofore granted hereunder shall become null and void and of no further force and effect. Subject to said stockholder approval, the Plan shall remain in effect until all shares authorized for issuance hereunder shall have been issued, unless sooner terminated by the Board of Directors, it being understood, however, that any option granted hereunder after the expiration of ten (10) years from the effective date hereof shall not qualify as an Incentive Stock Option.





     12. CONSTRUCTION. It is intended that the provisions of the Plan shall enable the Company to grant options hereunder which shall qualify as Incentive Stock Options as well as options which do not qualify as such; and the terms, conditions and provisions hereof shall be construed, and all questions with respect thereto shall be resolved, accordingly.


     13. WITHHOLDING TAXES. The Company shall have the right to deduct any sums required by federal, state and local tax law to be withheld with respect to the exercise of any option or with respect to the disposition of the Common Stock issued hereunder or, in the alternative, to require the grantee to pay such sums to the Company.


     14. GOVERNING LAW. This Plan and any options granted hereunder shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.